EXHIBIT 99.1

Community West Bancshares Earnings Increase 206% to $3.6 Million, or $0.41 Per Diluted Share, in 2Q21 Compared to 2Q20; Declares Quarterly Cash Dividend of $0.07 Per Common Share

GOLETA, Calif., Aug. 02, 2021 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (NASDAQ: CWBC), parent company of Community West Bank (the “Bank”), today reported net income increased 17.5% to $3.6 million, or $0.41 per diluted share, for the second quarter of 2021 (2Q21), compared to $3.0 million, or $0.35 per diluted share, for the first quarter of 2021 (1Q21), and increased 206.1% compared to $1.2 million, or $0.14 per diluted share, for the second quarter of 2020 (2Q20). For the first six months of 2021, the Company reported net income of $6.6 million, or $0.76 per diluted share, an increase of 138.3% compared to $2.8 million, or $0.32 per diluted share, for the first six months of 2020.

“We reported strong second quarter and year-to-date earnings, with focused revenue generation and balance sheet management, which resulted in net interest margin expansion,” stated Martin E. Plourd, President and Chief Executive Officer. “We are extremely proud of our entire team, who have stepped up to meet the challenges of the last 15 months. Overall, these factors contributed to an annualized return on average assets of 1.37% and an annualized return on average equity of 15.18% for the current quarter. Our focus for the second half of the year remains on deploying excess liquidity through increased lending activity, while maintaining our strong net interest margin and managing asset quality. As the vaccine rollout continues, and COVID-19 restrictions continue to lift in the markets which we serve, we remain optimistic for growth during the second half of 2021.”

Second Quarter 2021 Financial Highlights:

  Net income was $3.6 million, or $0.41 per diluted share in 2Q21, compared to $3.0 million, or $0.35 per diluted share in 1Q21, and $1.2 million, or $0.14 per diluted share in 2Q20.
  Net interest income increased to $10.7 million for 2Q21, compared to $10.0 million for 1Q21 and $8.8 million in 2Q20.
  A provision credit for loan losses of $41,000 was booked for 2Q21, compared to a provision credit for loan losses of $173,000 for 1Q21, and a provision for loan losses of $762,000 for 2Q20. The resulting allowance was 1.18% of total loans held for investment at June 30, 2021, and 1.29% of total loans held for investment, excluding the $71.1 million of Paycheck Protection Program (“PPP”) loans at June 30, 2021, which are 100% guaranteed by the Small Business Administration (“SBA”).*
  Net interest margin improved to 4.24% for 2Q21, compared to 4.19% for 1Q21, and 3.72% for 2Q20.
  Total demand deposits increased $14.8 million to $651.9 million at June 30, 2021, compared to $637.1 million at March 31, 2021, and increased $147.9 million compared to $504.1 million at June 30, 2020.
  Total loans increased $5.4 million to $893.3 million at June 30, 2021, compared to $887.8 million at March 31, 2021, and increased $37.2 million compared to $856.0 million at June 30, 2020.
  Book value per common share increased to $11.11 at June 30, 2021, compared to $10.77 at March 31, 2021, and $9.93 at June 30, 2020.
  The Bank’s community bank leverage ratio (CBLR) was 8.94% at June 30, 2021, compared to 8.97% at March 31, 2021, and 8.94% at June 30, 2020.
  Net non-accrual loans were $1.8 million at June 30, 2021 and March 31, 2021, respectively, and $2.6 million at June 30, 2020.
  Other assets acquired through foreclosure, net, was $2.6 million at June 30, 2021 and March 31, 2021, respectively, and $2.7 million at June 30, 2020.

*Non GAAP

COVID-19 Pandemic and PPP loan Update

“Contributing to our success in the first half of 2021, and previously in 2020, was our participation in the SBA’s PPP program,” said Plourd. “As of June 30, 2021, we had 450 PPP loans totaling $71.1 million remaining on our balance sheet from both the first and second rounds of funding. During the second quarter of 2021, $21.8 million of the PPP loans were forgiven by the SBA. We recognized $0.9 million of income in net fees related to PPP loans during 2Q21, compared to $0.8 million of income in net fees during 1Q21, and have $2.1 million remaining in net unrecognized fees related to PPP loans that will be recognized as income through amortization or once the loans are paid off or forgiven by the SBA. As these loans are forgiven, we will use the liquidity to pursue new lending opportunities as well as focus on further reduction in funding costs.”

“During the first and second quarters of 2021 we generated 433 second round PPP loans totaling $50 million to our clients. We remained focused on delivering an exceptional client experience throughout the PPP process, and this approach, along with our client’s referrals to others, helped bring new clients into the Bank,” said Plourd.

“We remain focused on assessing the risks in our loan portfolio and working with our clients who are experiencing financial hardship,” said William F. Filippin, Chief Credit and Chief Administrative Officer. At our peak in July 2020, the Company had 269 loans on payment deferral for a total of $158.5 million. As of June 30, 2021, one loan remained on deferral for a total of $610,000.

The Company continues to closely monitor high-risk industry loans. The industries most heavily impacted include retail, healthcare, hospitality, schools and energy. The Company continues to evaluate loans related to affected industries, and at June 30, 2021, the Bank’s loans to these industries were $166 million, which is 18.6% of its $893.3 million loan portfolio.

Of the selected industry loans, $1.4 million, or 0.84%, are on non-accrual. Also, of the selected industry loans, the classified loans are $15.2 million, or 9.18%. Additional detail by industry at June 30, 2021 is included in the table below.

Sectors Under Focus (Excluding PPP Loans)
As of 6/30/21 (in thousands)	Loans Outstanding	$ Non-accrual	% Non-accrual	$ Classified	% Classified	$ Deferrals	% Deferral
Healthcare	$51,031	$0	0.00%	$2,164	4.24%	$-	0.00%
Senior/Assted Living Facilities	23,470	$0	0.00%	-	0.00%	$-	0.00%
Medical Offices	18,779	$0	0.00%	264	1.41%	$-	0.00%
General Healthcare	8,782	$0	0.00%	1,900	21.64%	$-	0.00%
Hospitality	49,903	$1,388	2.78%	5,103	10.23%	$-	0.00%
Lodging	39,759	$1,386	3.49%	2,491	6.27%	$-	0.00%
Restaurants	10,144	$2	0.02%	2,612	25.75%	$-	0.00%
Retail Commercial Real Estate	50,072	$0	0.00%	7,865	15.71%	$610	1.22%
Retail Services	13,151	$0	0.00%	17	0.13%	$-	0.00%
Schools	1,149	$0	0.00%	-	0.00%	$-	0.00%
Energy	742	$0	0.00%	93	12.53%	$-	0.00%
Total	$166,048	$1,388	0.84%	$15,242	9.18%	$610	0.37%

Income Statement

Net interest income improved to $10.7 million in 2Q21, compared to $10.0 million in 1Q21, and $8.8 million in 2Q20. In the first six months of 2021, net interest income increased 20.2% to $20.7 million, compared to $17.2 million in the first six months of 2020.

“Due to the change in loan mix in the second quarter and positive migration out of “Watch” or worse loan risk rating categories in the loan portfolio, as well as $48,000 of net loan recoveries, we recorded a provision credit for loan losses of $41,000 during 2Q21. This compares to a provision credit for loan losses of $173,000 in 1Q21 and a provision for loan losses of $762,000 in 2Q20. We feel that we are well positioned as we navigate through the recovery from the residual effects of the pandemic, with loan loss reserves, excluding PPP loans, of 1.29% at June 30, 2021,” said Susan C. Thompson, Chief Financial Officer.

Non-interest income totaled $872,000 in 2Q21, compared to $897,000 in 1Q21, and $640,000 in 2Q20. Other loan fees were $310,000 for 2Q21, compared to $313,000 in 1Q21, and $283,000 in 2Q20. Gain on sale of loans was $130,000 in 2Q21, compared to $118,000 in 1Q21, and $97,000 in 2Q20. Service charge fee income for 2Q21 was $74,000, compared to $67,000 in 1Q21 and $62,000 in 2Q20. Non-interest income increased 11.3% to $1.8 million in the first six months of 2021, compared to $1.6 million in the first six months of 2020.

Net interest margin was 4.24% for 2Q21, a 5-basis point improvement compared to 1Q21, and a 52-basis point improvement compared to 2Q20. “PPP loan payoffs, and our continued focus on reducing our cost of funds rate contributed to the net interest margin expansion during the second quarter,” said Thompson. The cost of funds for 2Q21 also improved 5-basis points to 0.41%, compared to 0.46% for 1Q21, and improved by 50 basis points compared to 0.91% for 2Q20. PPP loans included fees accounting for 10 basis points of 2Q21 net interest margin, and 9 basis points of 1Q21 net interest margin. In the first six months of 2021, the net interest margin improved 38 basis points to 4.22%, compared to the first six months of 2020. “We will continue to look for opportunities for further reduction in our cost of funds,” said Thompson.

Non-interest expense totaled $6.7 million in 2Q21, compared to $6.9 million in 1Q21, and $7.0 million in 2Q20. The Company’s efficiency ratio was 57.70% for the second quarter of 2021, compared to 62.71% for the first quarter of 2021 and 74.33% for the second quarter of 2020. In the first six months of 2021, non-interest expense was $13.5 million, compared to $13.7 million in the first six months of 2020. The Company has continued to focus on expense control and gaining efficiencies through use of technology and process improvement.

Balance Sheet

Total assets increased $45.0 million, or 4.4%, to $1.06 billion at June 30, 2021, compared to $1.02 billion at March 31, 2021, and remained unchanged compared to June 30, 2020. Total loans increased $5.4 million, to $893.3 million at June 30, 2021, compared to $887.8 million at March 31, 2021, and increased $37.2 million, or 4.4%, compared to $856.0 million at June 30, 2020.

“Loan growth was solid during the quarter, primarily from growth in commercial real estate and manufactured housing loan portfolios which outweighed the $21.8 million decline in PPP loan balances due to loan forgiveness,” said Thompson. Commercial real estate loans outstanding (which include SBA 504, construction and land) were up 13.1% from year ago levels to $444.1 million at June 30, 2021, and comprise 49.7% of the total loan portfolio. Manufactured housing loans were up 7.2% from year ago levels to $286.6 million, and represent 32.1% of total loans. PPP loans were $71.1 million at June 30, 2021, and represent 8.0% of total loans down from $94.5 million at March 31, 2021 and $75.1 million at June 30, 2020. Commercial loans (which include agriculture loans) were down 27.9% from year ago levels to $68.5 million, and represent 7.7% of the total loan portfolio. The majority of this decrease was in the agriculture loan portfolio as the Bank continues to focus on off-balance sheet Farmer Mac lending.

Total deposits increased $60.1 million, or 7.5%, to $864.6 million at June 30, 2021, compared to $804.5 million at March 31, 2021, and increased $114.4 million, or 15.3% compared to $750.2 million at June 30, 2020. Non-interest-bearing demand deposits were $202.3 million at June 30, 2021, a $5.7 million increase compared to $196.6 million at March 31, 2021, and a $9.5 million increase compared to $192.8 million at June 30, 2020. Interest-bearing demand deposits increased $9.1 million to $449.6 million at June 30, 2021, compared to $440.5 million at March 31, 2021, and increased $138.4 million compared to $311.3 million at June 30, 2020. “Demand deposit balances remained at record levels, with a second round of PPP lending, federal stimulus payments and new relationships established from our business development efforts,” said Thompson.

Certificates of deposit (CDs), which include brokered deposits, increased $45.4 million during the quarter to $192.9 million at June 30, 2021, compared to $147.5 million at March 31, 2021, and decreased $35.3 million compared to $228.2 million at June 30, 2020. The increase in CDs compared to the prior quarter-end was due to $50.8 million of new low cost broker deposits strategically structured to lengthen the Bank’s liabilities to match fund longer term fixed rate assets and protect the margin against potential future rising rates. The decrease in CD’s at June 30, 2021 compared to a year ago was due to divesting some high-priced municipal and brokered deposits to lower cost, core funding.

Stockholders’ equity increased to $95.5 million at June 30, 2021, compared to $91.8 million at March 31, 2021, and $84.1 million at June 30, 2020. Book value per common share increased to $11.11 at June 30, 2021, compared to $10.77 at March 31, 2021, and $9.93 at June 30, 2020. The increase in capital will be utilized to support balance sheet growth and support dividend payments.

Credit Quality

“While all asset quality metrics improved or remained unchanged during the quarter, we continue to monitor our loan portfolio and asset quality metrics very closely,” added Plourd. “Our discipline of managing loans as soon as a problem is indicated has helped to keep us from incurring a loss. This strategy is testament to our loan grading system, and is reflective in our historic low loss ratio.”

At June 30, 2021, asset quality reflected improvement due to positive loan risk rating migrations during the second quarter. Total classified loans increased year-over-year due to proactive risk rating of loans showing signs of financial stress during the pandemic, while net non-accrual loans decreased year over year. Although criticized and classified loans increased during the year, the increase was not systemic or indicative of broader risk within the portfolio. All loans rated “Watch” or worse are monitored monthly and proactive measures are taken when any signs of deterioration to the credit are discovered.

Due to positive loan risk rating migrations and $48,000 of net loan recoveries, the Company recorded a provision credit for loan losses of $41,000 in 2Q21. This compared to a provision credit for loan losses of $173,000 in 1Q21, and a provision for loan losses of $762,000 in 2Q20. The allowance for credit losses, including the reserve for undisbursed loans, was $10.3 million, or 1.18% of total loans held for investment, at June 30, 2021, and 1.29% of total loans held for investment excluding PPP loans. Net non-accrual loans, plus net other assets acquired through foreclosure, was $4.4 million at June 30, 2021 and March 31, 2021, respectively, and decreased 18.3% compared to $5.3 million at June 30, 2020.

There was $1.8 million in net non-accrual loans as of June 30, 2021 and March 31, 2021, respectively compared to $2.6 million at June 30, 2020. Of the $1.8 million of net non-accrual loans at June 30, 2021, $1.4 million were SBA 504 loans, $0.1 million were manufactured housing loans and $0.3 million were single family real estate loans.

There was $2.6 million in other assets acquired through foreclosure as of June 30, 2021 and March 31, 2021, respectively, and $2.7 million at June 30, 2020. The majority of this balance relates to one property in the amount of $2.3 million.

Cash Dividend Declared

The Company’s Board of Directors declared a quarterly cash dividend of $0.07 per common share, payable August 31, 2021 to common shareholders of record on August 12, 2021.

Stock Repurchase Program

The Company has authorized $4.5 million under the repurchase program and has $1.4 million remaining for repurchases.
The Company did not repurchase stock during the first six months of 2021.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has seven full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are Relationship Banking, Manufactured Housing lending and Government Guaranteed lending.

Industry Accolades

In April 2021, Community West Bank was awarded a “Super Premier Performance” rating by The Findley Reports. For 52 years, The Findley Reports has been recognizing the financial performance of banking institutions in California and the Western United States. In making their selections, The Findley Reports focuses on these four ratios: growth, return on beginning equity, net operating income as a percentage of average assets, and loan losses as a percentage of gross loans. We are also rated 5 star Superior by Bauer Financial.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000’s, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

Interest income
Loans, including fees	$11,433	$10,856	$10,790	$10,909	$10,585
Investment securities and other	218	199	196	207	192
Total interest income	11,651	11,055	10,986	11,116	10,777

Deposits	771	742	815	1,046	1,500
Other borrowings	194	271	378	518	496
Total interest expense	965	1,013	1,193	1,564	1,996
Net interest income	10,686	10,042	9,793	9,552	8,781
Provision (credit) for loan losses	(41)	(173)	(44)	113	762
Net interest income after provision for loan losses	10,727	10,215	9,837	9,439	8,019
Non-interest income
Other loan fees	310	313	383	539	283
Gains from loan sales, net	130	118	209	424	97
Document processing fees	138	106	129	152	108
Service charges	74	67	83	75	62
Other	220	293	166	162	90
Total non-interest income	872	897	970	1,352	640
Non-interest expenses
Salaries and employee benefits	4,379	4,565	4,594	4,402	4,574
Occupancy, net	780	779	751	751	776
Professional services	430	340	399	460	559
Data processing	332	340	254	258	260
Depreciation	198	205	202	205	206
FDIC assessment	121	91	165	123	133
Advertising and marketing	164	183	110	145	265
Stock-based compensation	58	68	68	71	95
Other	207	289	526	307	135
Total non-interest expenses	6,669	6,860	7,069	6,722	7,003
Income before provision for income taxes	4,930	4,252	3,738	4,069	1,656
Provision for income taxes	1,379	1,231	1,111	1,209	496
Net income	$3,551	$3,021	$2,627	$2,860	$1,160
Earnings per share:
Basic	$0.42	$0.36	$0.31	$0.34	$0.14
Diluted	$0.41	$0.35	$0.31	$0.33	$0.14

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000’s, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020

Interest income
Loans, including fees	$11,433	$10,585	$22,289	$21,249
Investment securities and other	218	192	417	503
Total interest income	11,651	10,777	22,706	21,752

Deposits	771	1,500	1,513	3,622
Other borrowings	194	496	465	886
Total interest expense	965	1,996	1,978	4,508
Net interest income	10,686	8,781	20,728	17,244
Provision (credit) for loan losses	(41)	762	(214)	1,154
Net interest income after provision for loan losses	10,727	8,019	20,942	16,090
Non-interest income
Other loan fees	310	283	623	624
Gains from loan sales, net	130	97	248	287
Document processing fees	138	108	244	232
Service charges	74	62	141	196
Other	220	90	513	251
Total non-interest income	872	640	1,769	1,590
Non-interest expenses
Salaries and employee benefits	4,379	4,574	8,944	8,972
Occupancy, net	780	776	1,559	1,534
Professional services	430	559	770	942
Data processing	332	260	672	543
Depreciation	198	206	403	414
FDIC assessment	121	133	212	277
Advertising and marketing	164	265	347	418
Stock-based compensation	58	95	126	180
Other	207	135	496	452
Total non-interest expenses	6,669	7,003	13,529	13,732
Income before provision for income taxes	4,930	1,656	9,182	3,948
Provision for income taxes	1,379	496	2,610	1,190
Net income	$3,551	$1,160	$6,572	$2,758
Earnings per share:
Basic	$0.42	$0.14	$0.77	$0.33
Diluted	$0.41	$0.14	$0.76	$0.32

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000’s, except per share data)

	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020

Cash and cash equivalents	$2,638	$2,607	$1,587	$4,679
Interest-earning deposits in other financial institutions	109,642	71,128	58,953	142,823
Investment securities	23,247	21,570	22,043	24,221
Loans:
Commercial	68,537	77,579	80,851	95,114
Commercial real estate	444,127	407,336	402,148	392,789
SBA	10,732	11,566	11,851	13,013
Paycheck Protection Program (PPP)	71,106	94,507	69,542	75,149
Manufactured housing	286,552	284,583	280,284	267,343
Single family real estate	10,513	10,845	10,358	11,078
HELOC	3,685	3,846	3,861	3,918
Other (1)	(1,983)	(2,414)	(1,318)	(2,375)
Total loans	893,269	887,848	857,577	856,029

Loans, net
Held for sale	27,252	29,767	31,229	35,090
Held for investment	866,017	858,081	826,348	820,939
Less: Allowance for loan losses	(10,240)	(10,233)	(10,194)	(10,008)
Net held for investment	855,777	847,848	816,154	810,931
NET LOANS	883,029	877,615	847,383	846,021

Other assets	44,472	45,102	45,469	43,103

TOTAL ASSETS	$1,063,028	$1,018,022	$975,435	$1,060,847

Deposits
Non-interest-bearing demand	$202,293	$196,617	$181,837	$192,806
Interest-bearing demand	449,649	440,502	398,101	311,266
Savings	19,700	19,858	18,736	17,862
Certificates of deposit ($250,000 or more)	19,791	20,072	30,536	86,046
Other certificates of deposit	173,145	127,472	136,975	142,178
Total deposits	864,578	804,521	766,185	750,158
Other borrowings	90,000	105,000	105,000	210,103
Other liabilities	12,993	16,710	15,243	16,493
TOTAL LIABILITIES	967,571	926,231	886,428	976,754

Stockholders’ equity	95,457	91,791	89,007	84,093
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY
	$1,063,028	$1,018,022	$975,435	$1,060,847

Common shares outstanding	8,589	8,524	8,473	8,472

Book value per common share	$11.11	$10.77	$10.50	$9.93

(1) Includes consumer, other loans, securitized loans, and deferred fees

ADDITIONAL FINANCIAL INFORMATION
(Dollars and shares in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
PERFORMANCE MEASURES AND RATIOS	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Return on average common equity	15.18%	13.48%	5.57%	14.35%	6.66%
Return on average assets	1.37%	1.22%	0.48%	1.29%	0.59%
Efficiency ratio	57.70%	62.71%	74.33%	60.14%	72.91%
Net interest margin	4.24%	4.19%	3.72%	4.22%	3.84%

	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
AVERAGE BALANCES	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Average assets	$1,041,986	$1,004,611	$978,250	$1,023,402	$932,334
Average earning assets	1,009,968	972,945	949,149	991,559	903,661
Average total loans	891,948	875,766	839,625	883,902	813,581
Average deposits	840,104	792,502	745,644	816,434	731,925
Average common equity	93,851	90,906	83,757	92,387	83,286

EQUITY ANALYSIS	June 30, 2021	March 31, 2021	June 30, 2020
Total common equity	$95,457	$91,791	$84,093
Common stock outstanding	8,589	8,524	8,472

Book value per common share	$11.11	$10.77	$9.93

ASSET QUALITY	June 30, 2021	March 31, 2021	June 30, 2020
Nonaccrual loans, net	$1,797	$1,825	$2,640
Nonaccrual loans, net/total loans	0.20%	0.21%	0.31%
Other assets acquired through foreclosure, net	$2,572	$2,572	$2,707

Nonaccrual loans plus other assets acquired through foreclosure, net	$4,369	$4,397	$5,347
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.41%	0.43%	0.50%
Net loan (recoveries)/charge-offs in the quarter	$(48)	$(212)	$(79)
Net (recoveries)/charge-offs in the quarter/total loans	(0.01%)	(0.02%)	(0.01%)

Allowance for loan losses	$10,240	$10,233	$10,008
Plus: Reserve for undisbursed loan commitments	78	82	91
Total allowance for credit losses	$10,318	$10,315	$10,099
Allowance for loan losses/total loans held for investment	1.18%	1.19%	1.22%
Allowance for loan losses/total loans held for investment excluding PPP loans	1.29%	1.34%	1.34%
Allowance for loan losses/nonaccrual loans, net	569.84%	560.71%	379.09%

Community West Bank *
Community bank leverage ratio	8.94%	8.97%	8.94%
Tier 1 leverage ratio	8.94%	8.97%	8.94%
Tier 1 capital ratio	11.21%	11.28%	10.38%
Total capital ratio	12.46%	12.53%	11.63%

INTEREST SPREAD ANALYSIS	June 30, 2021	March 31, 2021	June 30, 2020
Yield on total loans	5.14%	5.03%	5.07%
Yield on investments	2.76%	2.51%	1.88%
Yield on interest earning deposits	0.15%	0.22%	0.29%
Yield on earning assets	4.63%	4.61%	4.57%

Cost of interest-bearing deposits	0.48%	0.50%	1.06%
Cost of total deposits	0.37%	0.38%	0.81%
Cost of borrowings	0.84%	1.05%	1.50%
Cost of interest-bearing liabilities	0.53%	0.58%	1.14%
Cost of funds	0.41%	0.46%	0.91%

* Capital ratios are preliminary until the Call Report is filed.

Contact:	Susan C. Thompson, EVP & CFO
805.692.5821
www.communitywestbank.com